Exhibit 99.1

SEVERANCE AGREEMENT

THIS SEVERANCE AGREEMENT (this “Agreement”) is entered into as of the      day of August, 2005 (the “Effective Date”), by and between Aleris International, Inc., a Delaware corporation (the “Company”), and                      (“Executive”).

W I T N E S S E T H:

WHEREAS, Executive is a key employee of the Company and Executive’s services and knowledge are valuable to the Company in connection with the management of the Company; and

WHEREAS, the Board (as defined in Section 1) has determined that it is in the best interests of the Company and its stockholders to secure Executive’s continued services and to ensure Executive’s continued and undivided dedication to Executive’s assigned duties whether in the event of any threat or occurrence of, or negotiation or other action that could lead to, or create the possibility of, a Change in Control (as defined in Section 1) of the Company, or otherwise, and accordingly, the Board has authorized the Company to enter into this Agreement;

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, the Company and Executive hereby agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth below:

(a) “Board” means the Board of Directors of the Company.

(b) “Cause” means (1) a material breach by Executive of the duties and responsibilities of Executive (other than as a result of incapacity due to physical or mental illness) which is (x) demonstrably willful and deliberate on Executive’s part, (y) committed in bad faith or without reasonable belief that such breach is in the best interests of the Company, and (z) not remedied in a reasonable period of time after receipt of written notice from the Company specifying such breach, or (2) Executive’s conviction of, or plea of nolo contendere to, a felony involving moral turpitude. Cause shall not exist unless and until the Company has delivered to Executive a copy of a resolution duly adopted by a majority of the entire Board at any duly called meeting of the Board (after reasonable notice to Executive and an opportunity for Executive, together with counsel, to be heard before the Board) finding that in the good faith opinion of the Board an event set forth in clauses (1) or (2) of the immediately proceeding sentence has occurred and specifying the particulars thereof in detail. The Company must notify Executive of any event constituting Cause within ninety (90) days following the Board’s knowledge of its existence or such event shall not constitute Cause under this Agreement.

(c) “Change in Control” means the occurrence of any one of the following events:

(i) any “person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20%

or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (i) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any Subsidiary, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Control Transaction (as defined in paragraph (iii) of this Section 1(c)), (E) pursuant to any acquisition by Executive or any group of persons including Executive, or (F) a transaction (other than one described in paragraph (iii) of this Section 1(c)) in which Company Voting Securities are acquired from the Company, if a majority of the Incumbent Board (as defined in paragraph (ii) of this Section 1(c)) approves a resolution providing expressly that the acquisition pursuant to this clause (F) does not constitute a Change in Control under this paragraph (i);

(ii) individuals who, on the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof; provided, however, that any person becoming a director subsequent to the Effective Date whose election or nomination for election was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered a member of the Incumbent Board; provided further, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be a member of the Incumbent Board;

(iii) the consummation of a merger, consolidation, share exchange or similar form of corporate reorganization of the Company or any such type of transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s stockholders (whether for such transaction or the issuance of securities in the transaction or otherwise) or the consummation of the direct or indirect sale or other disposition of all or substantially all of the assets of the Company and its Subsidiaries (a “Business Combination”), in each case, unless immediately following such Business Combination: (A) more than 60% of the total voting power of the outstanding securities of the entity resulting from such Business Combination (including, but not limited to, any corporation or other entity which directly or indirectly has beneficial ownership of 100% of the Company Voting Securities or all or substantially all of the assets of the Company and its Subsidiaries) entitled to vote generally in the election of directors (or persons performing functions similar to members of the board of directors of a corporation) of such entity is represented by securities that were Company Voting Securities immediately prior to such Business Combination (either by remaining outstanding or being converted), and all or substantially all of the individuals and entities who were beneficial owners of the Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, such voting power in substantially the same proportion as their ownership of the voting power of such Company Voting Securities immediately prior to such Business Combination, (B) no person (other than any publicly traded holding company resulting from such Business Combination, any employee benefit plan (or related trust) sponsored or maintained by the Company (or the entity resulting from such Business Combination), or any person which beneficially owned, immediately prior to such Business Combination, directly or indirectly, 20% or more of the Company Voting Securities (a “Company 20% Stockholder”)) becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities entitled to vote generally in the election of directors (or persons performing functions similar to members of the board of directors of a corporation) of the entity resulting from such Business Combination and no Company 20% Stockholder increases its percentage of such total voting power, and (C) at least a majority of the members of the board of directors (or persons performing functions similar to members of the board of directors of a corporation) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (a transaction that complies with clauses (A), (B) and (C) of this Section 1(c)(iii) is referred to herein as a “Non-Control Transaction”); or

(iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which, by reducing the number of Company Voting Securities outstanding, increases the percentage of shares beneficially owned by such person; provided, however, that if a Change in Control would occur as a result of such an acquisition by the Company (if not for the operation of this sentence), and after the Company’s acquisition such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, then a Change in Control shall occur on the date such person becomes the beneficial owner of any such additional Company Voting Securities.

Notwithstanding anything in this Agreement to the contrary, (1) if Executive’s employment is terminated prior to a Change in Control, and Executive reasonably demonstrates that such termination was at the request of a third party who has indicated an intention to, or has taken steps reasonably calculated to, effect a Change in Control (a “Third Party”), and who effectuates a Change in Control, then for all purposes of this Agreement, the date of such Change in Control shall mean the date immediately prior to the date of such termination of employment, and (2) Executive and the Company may mutually agree in writing that a particular corporate transaction shall not constitute a Change in Control for purposes of this Agreement.

(d) “Date of Termination” means (1) the effective date on which Executive’s employment by the Company terminates as specified in a prior written notice by the Company or Executive, as the case may be, to the other, delivered pursuant to Section 11, or (2) if Executive’s employment by the Company terminates by reason of death, the date of death of Executive.

(e) “Good Reason” means, without Executive’s express written consent, the occurrence of any of the following events after a Change in Control:

(1) (i) the assignment to Executive of any duties or responsibilities inconsistent in any adverse respect with Executive’s position(s), duties, responsibilities or status with the Company immediately prior to such Change in Control (including any diminution of such duties or responsibilities), or (ii) an adverse change in Executive’s reporting responsibilities, titles or offices with the Company as in effect immediately prior to such Change in Control;

(2) a reduction by the Company in Executive’s rate of annual base salary or annual target bonus opportunity (including any adverse change in the formula for such annual bonus target) as in effect immediately prior to such Change in Control or as the same may be increased from time to time thereafter;

(3) the failure of the Company to (i) continue in effect any employee benefit plan or compensation plan in which Executive is participating immediately prior to such Change in Control, unless Executive is permitted to participate in other plans providing Executive with substantially comparable benefits, or the taking of any action by the Company which would adversely affect Executive’s participation in or reduce Executive’s benefits under any such plan, (ii) provide Executive and Executive’s dependents with welfare benefits in accordance with the most favorable plans, practices, programs and policies of the Company and its affiliated companies in effect for Executive and Executive’s dependents immediately prior to such Change in Control or provide substantially comparable benefits at a substantially comparable cost to Executive, (iii) provide fringe benefits in accordance with the most favorable plans, practices, programs and policies of the Company and its affiliated companies in effect for Executive immediately prior to such Change in Control, or provide substantially comparable fringe benefits, or (iv) provide Executive with paid vacation in accordance with the most favorable plans, policies, programs and practices of the Company and its affiliated companies as in effect for Executive immediately prior to such Change in Control;

(4) a relocation of Executive’s principal place of employment to a location outside of a 100-mile radius from Executive’s principal place of employment immediately prior to such Change in Control or a requirement that Executive perform a majority of Executive’s duties outside such 100-mile radius for a period of time (in terms of either consecutive days or aggregate days in any calendar year) that is materially inconsistent with Executive’s business travel obligations during the twelve-month period immediately prior to such Change in Control; or

(5) the failure of the Company to obtain the assumption agreement from any successor as contemplated in Section 10(b).

Any event described in this Section 1(e)(1) through (4) which occurs prior to a Change in Control, but was at the request of a Third Party who effectuates a Change in Control, shall constitute Good Reason following a Change in Control for all purposes of this Agreement (treating the date of such event as the date of such Change in Control) notwithstanding that it occurred prior to the Change in Control. For purposes of this Agreement, any good faith determination of Good Reason made by Executive shall be conclusive; provided, however, that an isolated, insubstantial and inadvertent action taken in good faith and which is remedied by the Company promptly after receipt of notice thereof given by Executive shall not constitute Good

Reason. Executive must provide notice of termination of employment within ninety (90) days of Executive’s knowledge of an event constituting Good Reason or such event shall not constitute Good Reason under this Agreement.

(f) “Nonqualifying Termination” means a termination of Executive’s employment (1) by the Company for Cause, (2) by Executive for any reason other than Good Reason, (3) as a result of Executive’s death, (4) by the Company due to Executive’s absence from Executive’s duties with the Company on a full-time basis for at least one hundred eighty (180) consecutive days as a result of Executive’s incapacity due to physical or mental illness, or (5) as a result of Executive’s retirement (not including any early retirement) in accordance with the Company’s retirement policy generally applicable to its salaried employees, as in effect immediately prior to the Change in Control, or in accordance with any retirement arrangement established with respect to Executive with Executive’s written consent.

(g) “Subsidiary” means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities of such corporation or other entity entitled to vote generally in the election of directors (or persons performing functions similar to members of the board of directors of a corporation) or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets upon a liquidation or dissolution.

(h) “Termination Period” means the period of time beginning on the date of a Change in Control and ending two (2) years following the date of such Change in Control.

2. Obligations of Executive. Executive agrees that if a Change in Control shall occur, Executive shall not voluntarily leave the employ of the Company without Good Reason before the date that is ninety (90) days after the date of such Change in Control.

3. Payments Upon Termination of Employment Before the Date of a Change in Control.

(a) If before the date of a Change in Control the employment of Executive shall terminate, other than by reason of a Nonqualifying Termination, then the Company shall pay to Executive (or Executive’s beneficiary or estate) within thirty (30) days following the Date of Termination, as compensation for services rendered to the Company:

(1) a lump-sum cash amount equal to Executive’s base salary through the Date of Termination, to the extent not theretofore paid; and

(2) a lump-sum cash amount equal to (i)              (            ) times Executive’s then current rate of base salary, plus (ii)              (            ) times Executive’s target bonus for the fiscal year in which Executive’s Date of Termination occurs. Any amount paid pursuant to this Section 3(a)(2) shall reduce any other amount of severance relating to salary or bonus continuation to be received by Executive upon termination of employment of Executive under any severance plan or policy or employment agreement of the Company.

(b) If before the date of a Change in Control the employment of Executive shall terminate, other than by reason of a Nonqualifying Termination, the Company shall continue to provide, for a period of              (            ) years following the Date of Termination, Executive

(and Executive’s dependents if applicable) with the health coverage Executive would otherwise be entitled to at the rate payable by active employees of the Company (rather than payable at the standard premium rate established for COBRA continuation coverage or at some other rate), it being understood that the COBRA continuation coverage period shall run concurrently with such              year period; provided, however, that if and to the extent Executive cannot continue to participate in the Company plan or plans providing such benefits, the Company shall otherwise provide such benefits on the same after-tax basis as if continued participation had been permitted.

Notwithstanding the foregoing, in the event Executive becomes reemployed with another employer and becomes eligible to receive health coverage from such employer (regardless of whether Executive elects such health coverage), the health coverage described in this Section 3(b) shall terminate and Executive shall pay the balance of any COBRA continuation coverage payments at the standard rate established for COBRA eligible participants should Executive desire to continue COBRA through the remainder, if any, of the COBRA continuation coverage period.

(c) If before the date of a Change in Control the employment of Executive shall terminate by reason of a Nonqualifying Termination, then the Company shall pay to Executive within thirty (30) days following the Date of Termination, a lump-sum cash amount equal to Executive’s base salary through the Date of Termination, to the extent not theretofore paid.

4. Payments Upon Termination of Employment On or After the Date of a Change in Control.

(a) If during the Termination Period the employment of Executive shall terminate, other than by reason of a Nonqualifying Termination, then the Company shall pay to Executive (or Executive’s beneficiary or estate) within thirty (30) days following the Date of Termination, as compensation for services rendered to the Company:

(1) a lump-sum cash amount equal to the sum of (i) Executive’s base salary through the Date of Termination, to the extent not theretofore paid, (ii) a pro rata portion of Executive’s annual bonus in an amount at least equal to (A) the greater of (1) Executive’s target bonus for the fiscal year in which the Change in Control occurs and (2) Executive’s target bonus for the fiscal year in which Executive’s Date of Termination occurs, multiplied by (B) a fraction, the numerator of which is the number of days in the fiscal year in which the Date of Termination occurs through the Date of Termination and the denominator of which is three hundred sixty-five (365), and (iii) any compensation previously deferred by Executive other than pursuant to a tax-qualified plan (together with any interest and earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid; and

(2) a lump-sum cash amount equal to (i)              (        ) times Executive’s highest annual rate of base salary during the 12-month period prior to the Date of Termination, plus (ii)              (        ) times the greatest of (A) the highest bonus earned by Executive in respect of the three (3) fiscal years of the Company immediately preceding the fiscal year in which the Change in Control occurs, or (B) Executive’s target bonus for the fiscal year in which the Change in Control occurs, or (C) Executive’s target bonus for the fiscal year in which Executive’s Date of Termination occurs. Any amount paid pursuant to this Section 4(a)(2)

shall reduce any other amount of severance relating to salary or bonus continuation to be received by Executive upon termination of employment of Executive under any severance plan or policy or employment agreement of the Company.

(b) If during the Termination Period the employment of Executive shall terminate, other than by reason of a Nonqualifying Termination, the Company shall continue to provide, for a period of              (        ) years following the Date of Termination, Executive (and Executive’s dependents if applicable) with the same level of medical, dental, accident, disability and life insurance benefits upon substantially the same terms and conditions (including cost of coverage to Executive) as existed immediately prior to Executive’s Date of Termination (or, if more favorable to Executive, as such benefits and terms and conditions existed immediately prior to the Change in Control); provided, however, that, if Executive cannot continue to participate in the Company plans providing such benefits, the Company shall otherwise provide such benefits on the same after-tax basis as if continued participation had been permitted.

Notwithstanding the foregoing, in the event Executive becomes reemployed with another employer and becomes eligible to receive welfare benefits from such employer, the welfare benefits described herein shall be secondary to such benefits during the period of Executive’s eligibility, but only to the extent that the Company reimburses Executive for any increased cost and provides any additional benefits necessary to give Executive the benefits provided hereunder.

(c) If during the Termination Period the employment of Executive shall terminate by reason of a Nonqualifying Termination, then the Company shall pay to Executive within thirty (30) days following the Date of Termination, a lump-sum cash amount equal to the sum of (1) Executive’s base salary through the Date of Termination, to the extent not theretofore paid, and (2) any compensation previously deferred by Executive other than pursuant to a tax-qualified plan (together with any interest and earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid. The Company may make such additional payments, and provide such additional benefits, to Executive as the Company and Executive may mutually agree in writing.

(d) Notwithstanding anything contained in this Agreement to the contrary, if it is determined that the provisions of this Section 4 are applicable, then the provisions of Section 3 shall not be applicable, so that in no event will there be any duplication of the amounts or benefits provided for under Sections 3 and 4.

5. Certain Additional Payments by the Company.

(a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company or its affiliated companies to or for the benefit of Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 5) (a “Payment”) would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), or any interest or penalties are incurred by Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the “Excise Tax”), then Executive shall be entitled to receive an additional payment or payments (each, a “Gross-Up Payment”) in an amount such that after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes) including, without limitation, any income and employment taxes (and any interest and penalties imposed with respect thereto) and Excise Tax, imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon such Payment. For purposes of determining the amount of the Gross-up Payment, Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation for the calendar year in which the Gross-up Payment is to be made and any applicable state and/or local income taxes at the highest marginal rate of taxation for the calendar year in which the Gross-up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

(b) Subject to the provisions of Section 5(a), all determinations required to be made under this Section 5, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the public accounting firm that is retained by the Company as of the date immediately prior to the Change in Control (the “Accounting Firm”) which shall provide detailed supporting calculations both to the Company and Executive within fifteen (15) business days of the receipt of notice from the Company or Executive that there has been a Payment, or such earlier time as is requested by the Company (collectively, the “Determination”). In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, Executive may designate another nationally recognized public accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company and the Company shall enter into any agreement requested by the Accounting Firm in connection with the performance of the services hereunder. The Gross-Up Payment under this Section 5 with respect to any Payments shall be made no later than thirty (30) days following such Payment. If the Accounting Firm determines that no Excise Tax is payable by Executive, it shall furnish Executive with a written opinion to such effect, and to the effect that failure to report the Excise Tax, if any, on Executive’s applicable federal income tax return will not result in the imposition of a negligence or similar penalty. The Determination by the Accounting Firm shall be binding upon the Company and Executive, subject to the Company’s obligations under Section 5(a).

(c) As a result of the uncertainty in the application of Section 4999 of the Code at the time of the Determination, it is possible that Gross-Up Payments which will not have been made by the Company should have been made (“Underpayment”) or Gross-up Payments are made by the Company which should not have been made (“Overpayment”). In the event that Executive thereafter is required to make payment of any additional Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of Executive. In the event the amount of the Gross-up Payment exceeds the amount necessary to reimburse Executive for Executive’s Excise Tax, the Accounting Firm shall determine the amount of the Overpayment that has been made and any such Overpayment (together with interest at the rate provided in Section 1274(b)(2) of the Code) shall be promptly paid by Executive to or for the benefit of the Company. Executive shall cooperate, to the extent his expenses are reimbursed by the Company, with any reasonable requests by the Company in connection with any contests or disputes with the Internal Revenue Service in connection with the Excise Tax.

6. Withholding Taxes. The Company may withhold from all payments due to Executive (or Executive’s beneficiary or estate) hereunder all taxes which, by applicable federal, state, local or other law, the Company is required to withhold therefrom.

7. Reimbursement of Expenses. If any contest or dispute shall arise under this Agreement involving termination of Executive’s employment with the Company or involving the failure or refusal of the Company to perform fully in accordance with the terms hereof, the Company shall reimburse Executive, on a current basis, for all legal fees and expenses, if any, incurred by Executive in connection with such contest or dispute (regardless of the result thereof), together with interest in an amount equal to the prime rate of Citibank N.A. from time to time in effect, but in no event higher than the maximum legal rate permissible under applicable law, such interest to accrue from the date the Company receives Executive’s statement for such fees and expenses through the date of payment thereof.

8. Termination of Agreement. This Agreement shall be effective on the date hereof and shall terminate upon one year after the date of any written notification from the Company to Executive terminating this Agreement; provided, however, that this Agreement shall continue in effect following any Change in Control which occurs prior to such termination with respect to all rights and obligations accruing as a result of such Change in Control.

9. Scope of Agreement. Nothing in this Agreement shall be deemed to entitle Executive to continued employment with the Company or any of its Subsidiaries, and if Executive’s employment with the Company shall terminate prior to a Change in Control or following the end of the Termination Period, Executive shall have no further rights under this Agreement.

10. Successors; Binding Agreement.

(a) This Agreement shall not be terminated by any Business Combination. In the event of any Business Combination, the provisions of this Agreement shall be binding upon the surviving or resulting entity or the person or entity to which all or substantially all of the assets of the Company and its Subsidiaries are transferred.

(b) The Company agrees that concurrently with any Business Combination that does not constitute a Non-Control Transaction, it will cause any successor or transferee unconditionally to assume, by written instrument delivered to Executive (or Executive’s beneficiary or estate), all of the obligations of the Company hereunder. Failure of the Company to obtain such assumption prior to the effectiveness of any such Business Combination shall be a breach of this Agreement and shall constitute Good Reason hereunder and shall entitle Executive to compensation and other benefits from the Company in the same amount and on the same terms as Executive would be entitled hereunder if Executive’s employment were terminated following a Change in Control other than by reason of a Nonqualifying Termination. For purposes of implementing the foregoing, the date on which any such Business Combination becomes effective shall be deemed the date Good Reason occurs, and shall be the Date of Termination if requested by Executive.

(c) This Agreement shall inure to the benefit of and be enforceable by Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive shall die while any amounts would be payable to Executive hereunder had Executive continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to such person or persons appointed in writing by Executive to receive such amounts or, if no person is so appointed, to Executive’s estate.

11. Notice.

(a) For purposes of this Agreement, all notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered in person or five (5) days after deposit in the United States mail, certified or registered and return receipt requested, postage prepaid, addressed as follows:

If to Executive:

__________________________

__________________________

__________________________

If to the Company:

Aleris International, Inc.
25825 Science Park Drive, Suite 400
Beachwood, Ohio 44122-7392
Attention: General Counsel

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

(b) A written notice of Executive’s Date of Termination by the Company or Executive, as the case may be, to the other, shall (i) indicate the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive’s employment under the provision so indicated, and (iii) specify the termination date (which date shall be not less than fifteen (15) nor more than sixty (60) days after the giving of such notice). The failure by Executive or the Company to set forth in such notice any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of Executive or the Company hereunder or preclude Executive or the Company from asserting such fact or circumstance in enforcing Executive’s or the Company’s rights hereunder.

12. Full Settlement; Resolution of Disputes. The Company’s obligation to make any payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against Executive or others. In no event shall Executive be obligated to seek other employment or take other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement and, except as provided in Section 3(b), such amounts shall not be reduced whether or not Executive obtains other employment.

13. Employment with Subsidiaries. Executive’s employment with the Company for purposes of this Agreement shall include Executive’s employment by any Subsidiary.

14. GOVERNING LAW; VALIDITY. THE INTERPRETATION, CONSTRUCTION AND PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE PRINCIPLE OF CONFLICTS OF LAWS. THE INVALIDITY OR UNENFORCEABILITY OF ANY PROVISION OF THIS AGREEMENT SHALL NOT AFFECT THE VALIDITY OR ENFORCEABILITY OF ANY OTHER PROVISION OF THIS AGREEMENT, WHICH OTHER PROVISIONS SHALL REMAIN IN FULL FORCE AND EFFECT.

15. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

16. Miscellaneous. No provision of this Agreement may be modified or waived unless such modification or waiver is agreed to in writing and signed by Executive and by a duly authorized officer of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. Failure by Executive or the Company to insist upon strict compliance with any provision of this Agreement or to assert any right Executive or the Company may have hereunder, including without limitation, the right of Executive to terminate employment for Good Reason, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement. Except as otherwise specifically provided herein, the rights of, and benefits payable to, Executive, Executive’s estate or Executive’s beneficiaries pursuant to this Agreement are in addition to any rights of, or benefits payable to, Executive, Executive’s estate or Executive’s beneficiaries under any other employee benefit plan or compensation program of the Company.

17. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes and cancels any prior or contemporaneous agreements with respect to such subject matter, including without limitations, that certain agreement with Executive titled Severance Agreement and originally dated                      .

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer of the Company, and Executive has executed this Agreement, as of the day and year first above written.

ALERIS INTERNATIONAL, INC.

By:
Name:
Title:

(Executive)